CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into the 30th, day of November 2015 (the “Effective Date”)

Between:

Regal Consulting, a limited liability company organized under the laws of the state of Delaware (the “Consultant”), and Endonovo Therapeutics Inc., a corporation organized under the laws of the State of Delaware, with its principal place of business 6320 Canoga Ave 15th Floor Woodland Hills, CA 91367 (“Client”).

WHEREAS, Consultant is in the business of providing services for management consulting and strategic business advisory; and NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. In consideration of services rendered to the Client, the Consultant shall receive the compensation set forth in this Agreement. It is acknowledged and agreed by the Client that Consultant carries no professional licenses, is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Client. The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

Services include which need to be reviewed and approved by Client:

●	Management interviews: Three of the Client’s Management, or Scientific Advisory Board members will be interviewed and recorded. These interviews will be used to continue to educate the public about the Client and its opportunities.

●	Direct mail piece to shareholders: Shareholders will be mailed a letter asking them to call in and discuss the Client. During the call investors will be updated on the company’s recent press releases. List and responses to be provided to Client after mailing.

●	Follow up phone support with shareholders: Continued discussions with the current shareholder base about the Client, and any new developments. Database will be created for the Client in regards to the Client’s own NOBO list.

●	News articles on the company: At least two professionally written articles per month about the Client that will be distributed through a network of thousands of websites.

2. INDEPENDENT CONTRACTOR; NO AGENCY. The Consultant agrees to perform its consulting duties hereto as an independent contractor. No agency, employment, partnership or joint venture shall be created by this Agreement. Consultant shall have no authority as an agent of the Client or to otherwise bind the Client to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. The Consultant shall have no authority to legally bind the Client to any agreement, contract, obligation or otherwise.

3. NO GUARANTEE. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

4. COMPENSATION AND TERM. This Agreement has a six month term, and shall be terminated on 5/30/2016:

(a) Client shall pay Consultant for its services hereunder as follows:

i. Client shall issue to Consultant a $250,000, 24 month, 10% coupon, Convertible Promissory Note upon execution of this agreement in the form annexed hereto as Exhibit A.

(b) Consultant is responsible for any and all of its expenses in connection with this Agreement.

5. CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (the “Confidential Information”). Confidential Information shall not be deemed to include information (a) in the public domain, (b) available to the Consultant outside of its service to the Client or other than from a person or entity known to Consultant to have breached a confidentiality obligation to the Client, (c) independently developed by Consultant without reference to the Confidential Information, or (d) known or available to Consultant as of the date of this Agreement. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, disclose any Confidential Information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

6. CERTAIN REPRESENTATIONS OF CONSULTANT. The Consultant represents and warrants to the Client that the Consultant is an “accredited Holder” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Consultant covenants and agrees that it and its affiliates will not sell, assign or otherwise transfer any shares of common stock received from the Client as consideration hereunder except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. Consultant further represents and warrants that the Consultant has significant experience in advising and transacting business with companies and understands the risks associated therewith. Consultant represents and warrants that neither it nor any of its affiliates are subject to a “bad actor” disqualification under Regulation D under the Securities Act.

7. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be deemed “work made for hire” and the property of the Client.

8. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (San Diego, CA. time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (San Diego, CA. time) on any date and earlier than 11:59 p.m. (San Diego, CA. time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given as follows:

To the Client:	1 (800)-701-1223
To the Consultant:	1 (702)-994-9714

9. WAIVER OF BREACH. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

10. ASSIGNMENT. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client, which shall not be unreasonably withheld.

11. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Provincial and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

13. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

14. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

15. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

16. FORCE MAJEURE. Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or any governmental body, war, terrorist act, insurrection, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party. The Client may terminate, at its option, the whole or any part of this Agreement or if such situation continues for more than thirty (30) days.

18. CONFLICT. In the event of a conflict between the provisions of any exhibit to this Agreement and the Agreement, the provisions of this Agreement shall govern.

19. FURTHER ASSURANCES. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:
Signature:	/s/ Parker Mitchell
Name:	Parker Mitchell
Date:	11/30/15
Company & Position:	Manager

CLIENT:
Signature:	/s/ Alan Collier
Name:	Alan Collier
Date:	November 30, 2015
Company & Position:	CEO

Exhibit “A”

10% PER ANNUM, $250,000 CONVERTIBLE NOTE

FOR VALUE RECEIVED, Endonovo Therapeutics, Inc. a Delaware corporation (the “Maker” of this Security) with at least 100,000,000 common shares issued and outstanding, issues this Security and promises to pay to Regal Consulting, a limited liability company organized under the laws of the state of Delaware, or its Assignees (the “Holder”) the Principal Sum along with the Interest Rate (10% per year, simple interest) and any other fees according to the terms herein. This Note will become effective upon execution by both parties (the “Effective Date”).

The Principal Sum is $250,000 (Two Hundred and Fifty Thousand Dollars) plus accrued and unpaid interest and any other fees. The Consideration is $250,000 (Two Hundred and Fifty Thousand Dollars). The Consultant shall be owed $250,000 of Consideration upon closing of this Note. The note shall bear simple interest of 10% per year accruing from the date signed.

MATURITY:

The Maturity Date is two years from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

CONVERSION:

The Conversion Price shall be the lesser of $0.069 or 75% of the volume weighted average of the three lowest trades in the 10 trading days prior to the conversion;

Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding;

The Maker may not make further payments on this Note prior to the Maturity Date without written approval from the Holder;

The Holder has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Maker as per this conversion formula:

Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price;

Conversions are to be delivered to the Maker and Transfer Agent by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder.

The Maker shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.

The Maker shall deliver the shares from any conversion to the Holder (in any name directed by the Holder) within 3 (three) business days of conversion notice delivery.

If the Maker fails to deliver shares in accordance with the timeframe stated in Section f, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Maker (under the Holder’s and the Maker’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under the Holder’s and the Maker’s expectations that any penalty amounts will tack back to the original date of the Note).

RESERVATION OF SHARES: At all times during which this Note is convertible, the Maker will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note. The Maker will at all times reserve at least 7,500,000 shares of Common Stock for conversion.

DEFAULT: The following are events of default under this Note: (i) the Maker shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Maker shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Maker or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Maker shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Maker shall make a general assignment for the benefit of creditors; or (vi) the Maker shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Maker; or (viii) the Maker shall lose its status as “DTC Eligible” or the Maker’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Maker shall become delinquent in its filing requirements as a fully-reporting Maker registered with the SEC; or (x) the Maker shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting Maker registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

REMEDIES: In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest liquidated damages, fees and other amounts owing, in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 6. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

NO SHORTING: The Holder agrees that so long as this Note from the Maker to the Holder remains outstanding, the Holder will not enter into or effect “short sales” of the Common Stock or hedging transactions which establishes a net short position with respect to the Common Stock of the Maker.

The Maker acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

ASSIGNABILITY: The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and its successors and assigns and may not be assigned by the Holder to anyone without the Maker’s approval which will not be unreasonably withheld.

GOVERNING LAW. This Note will be governed by, and construed and enforced in accordance with, the laws of the state of Nevada, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

DELIVERY OF PROCESS BY THE MAKER TO THE HOLDER: In the event of any action or proceeding by the HOLDER against the MAKER, and only by the HOLDER against the MAKER, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the MAKER at its last known attorney as set forth in its most recent SEC filing.

ATTORNEY FEES: If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

OPINION OF COUNSEL: In the event that an opinion of counsel is needed for any matter related to this Note, the Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Maker’s counsel at the cost of the Maker.

NOTICES: Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

[Signature page follows immediately]

MAKER:
Signature:	/s/ Alan Collier
Name:	Alan Collier
Date:	November 30, 2015
Company & Position:	CEO

HOLDER:
Signature:	/s/ Parker Mitchell
Name:	Parker Mitchell
Date:	11/30/15
Company & Position:	Manager